Exhibit 99.1

Global Payments Reports First Quarter 2026 Results

May 6, 2026

•First quarter 2026 GAAP diluted earnings (loss) per share (EPS) of ($6.59) and adjusted EPS of $2.96, an increase of 10%.
•First quarter 2026 GAAP revenue of $2.97 billion and adjusted net revenue of $2.86 billion. On a normalized basis1, adjusted net revenue increased approximately 5.5% or 4.5% in constant currency.
•Entering into $500 million accelerated share repurchase plan.
•Reaffirms full-year outlook for 2026.

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended March 31, 2026.

“Our first quarter performance reflects the early momentum of Global Payments as a focused, pure-play commerce solutions leader,” said Cameron Bready, chief executive officer. “We have established a differentiated company with compelling scale, deep capabilities, and exceptional talent, and our execution this quarter reinforces our confidence in the opportunities ahead.”

Bready continued, “Since the beginning of the year, our teams have moved with urgency to advance the integration of Worldpay, expand the reach of Genius, and accelerate our most important strategic initiatives, while maintaining disciplined execution across the business.”

Bready concluded, “The acquisition of Worldpay is accelerating our transformation and sharpening our strategic focus. With clear priorities and a strong foundation in place, we are positioned to deliver sustained growth, increasing returns, and meaningful value creation for shareholders over the long term.”
1 Normalized comparisons include the pre-acquisition results of Worldpay and exclude the results of Issuer Solutions and other divested businesses.

Exhibit 99.1

First Quarter 2026 Summary
•GAAP revenues were $2.97 billion and diluted earnings (loss) per share were ($6.59).
•Adjusted net revenues increased approximately 29.5% to $2.86 billion. On a normalized basis1 (consistent with our full-year outlook, adjusted net revenue increased approximately 5.5% or 4.5% in constant currency. Adjusted operating margin expanded 110 basis points on a normalized basis1 to 39.9%.
•Adjusted EPS increased 10% to $2.96.

2026 Outlook
“We are pleased with our financial performance in the first quarter, which exceeded our expectations,” said Josh Whipple, chief financial officer. “In the midst of an evolving macroeconomic environment, our results highlight the advantages of our diversified business model and our unmatched worldwide distribution.”

Whipple continued, “For the full year 2026, we continue to expect normalized1, constant currency adjusted net revenue growth of approximately 5% and adjusted earnings per share of $13.80 to $14.00. We continue to expect normalized1 adjusted operating margin expansion of approximately 150 basis points for the full year 2026.”

Whipple concluded, “Following the completion of the acquisition of Worldpay and sale of Issuer Solutions, we are focused on executing our value creation initiatives and advancing our commitment to return capital to shareholders.”

Financial Reporting Considerations for Issuer Solutions Transaction
Effective in the second quarter of 2025, the company began accounting for the Issuer Solutions business as discontinued operations as a result of the announced divestiture to Fidelity National Information Services. Issuer Solutions continued to operate as a business of Global Payments until closing; accordingly, our non-GAAP financial measures reflect total company performance.

Capital Allocation
The company is entering into a $500 million accelerated share repurchase plan.
The company expects to return over $2 billion to shareholders through repurchases and dividends in 2026, including the $500 million accelerated share repurchase plan announced today.

Exhibit 99.1

Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on June 26, 2026 to shareholders of record as of June 12, 2026.

Conference Call
Global Payments’ management will host a live audio webcast today, May 6, 2026, at 8:00 a.m. ET to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements its reporting of revenue, operating income, operating margin, net income, earnings per share, free cash flow, and free cash flow conversion with certain non-GAAP financial measures. These non-GAAP financial measures include adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income, and adjusted earnings per share, adjusted free cash flow, and adjusted free cash flow conversion. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year.

We believe these non-GAAP financial measures assist investors with evaluating the performance of our business. Management uses these non-GAAP financial measures to focus on the factors that it believes are relevant to managing our business, operations, and performance. Any non-GAAP financial measures should be considered in context with our reporting in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures. The company is unable to address the probable significance of the unavailable information.

About Global Payments
Global Payments (NYSE: GPN) is a leading payment technology and software company that powers commerce for businesses of all sizes worldwide. We help businesses grow with confidence by delivering innovative solutions that enable seamless payment acceptance, smarter operations and exceptional client experiences – online, in store and everywhere in between. With its global reach, local expertise and scale, Global Payments manages trillions in payments volume and billions of transactions across

Exhibit 99.1
more than 175 countries. Headquartered in Atlanta, Georgia, Global Payments is a Fortune 500® company and a member of the S&P 500. Learn more at company.globalpayments.com.

Forward-Looking Statements
This earnings release and associated webcast contain forward-looking statements, which are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements may include, but are not limited to, statements we make regarding our business strategy and means to implement the strategy; measures of future financial performance or results of operations; operating metrics such as shares outstanding and capital expenditures; liquidity and deleveraging plans and capital available for allocation; the strategic rationale and anticipated benefits of acquisitions or dispositions, including our acquisition of Worldpay and divestiture of our Issuer Solutions business; the development and introduction of new services and expansion of our business; and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “estimates,” “forecast,” “budget,” “could,” “should,” “may,” “will,” “would,” or words of similar meaning.
Forward-looking statements are based on current expectations, estimates and projections about our business and the industry and geographies in which we operate, and on the beliefs of, and assumptions made by, our management. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, actual events, outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements. Accordingly, we cannot guarantee or give assurance that our plans and expectations will be achieved.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the Worldpay business into that of Global Payments; failing to fully realize anticipated cost savings and other anticipated benefits of the acquisition of Worldpay, either when expected or at all; business disruptions from the acquisition of Worldpay that may harm our business or operations; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; our ability to retain and hire key personnel; uncertainty as to the long-term value of our common stock following the acquisition of Worldpay, including the dilution caused by issuance of additional shares of Global Payments’ common stock in connection with the acquisition of Worldpay; the continued availability of capital and financing; the effects of global economic, political, market, health and social events or other conditions; the imposition of tariffs and other trade policies and the resulting impacts on market volatility and global trade; macroeconomic pressures and general uncertainty regarding the overall future economic environment; foreign currency exchange, inflation and rising interest rate risks; the effect of a security breach or operational failure on

Exhibit 99.1
our business; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; increased competition in the markets in which we operate; our ability to safeguard our data; risks associated with our indebtedness; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and readers are cautioned not to place undue reliance on forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation and do not intend to publicly update or revise these forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Nathan Rozof		Matt Cochran

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025	% Change

Revenues	$2,969,682	$1,820,318	63.1%

Operating expenses:
Cost of service	1,273,614	495,175	157.2%
Selling, general and administrative	1,711,714	957,177	78.8%
Gain on business disposition	—	(3,993)	nm
	2,985,328	1,448,359

Operating income (loss)	(15,646)	371,959	(104.2)%

Interest and other income	33,520	38,040	(11.9)%
Interest and other expense	(242,369)	(148,540)	63.2%
	(208,849)	(110,500)

Income (loss) from continuing operations before income taxes and equity in income of equity method investments	(224,495)	261,459	(185.9)%
Income tax expense (benefit)	(11,840)	43,769	(127.1)%
Income (loss) from continuing operations before equity in income of equity method investments	(212,655)	217,690	(197.7)%
Equity in income of equity method investments, net of tax	19,830	18,248	8.7%
Income (loss) from continuing operations	(192,825)	235,938
Income (loss) from discontinued operations, net of tax	(1,586,227)	76,834
Net income (loss)	(1,779,052)	312,772	(668.8)%
Net income attributable to noncontrolling interests	(20,826)	(7,038)	195.9%
Net income (loss) attributable to Global Payments	$(1,799,878)	$305,734	(688.7)%

Basic earnings (loss) per share attributable to Global Payments:
Continued operations	$(0.78)	$0.93	(183.9)%
Discontinued operations	$(5.81)	$0.31	nm
Total basic earnings (loss) per share attributable to Global Payments	$(6.59)	$1.24	(631.5)%

Diluted earnings (loss) per share attributable to Global Payments:
Continued operations	$(0.78)	$0.93	(183.9)%
Discontinued operations	$(5.81)	$0.31	nm
Total diluted earnings (loss) per share attributable to Global Payments	$(6.59)	$1.24	(631.5)%

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025	% Change

Adjusted net revenue	$2,856,289	$2,204,828	29.5%

Adjusted operating income	$1,140,627	$933,887	22.1%

Adjusted net income attributable to Global Payments	$808,936	$665,292	21.6%

Adjusted diluted earnings per share attributable to Global Payments	$2.96	$2.69	10.0%

----------------------------------------------------------------------------------

Note: Financials include the impact of the sold Issuer Solutions business.

See Schedule 5 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and Schedule 6 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$5,861,312	$8,336,402
Accounts receivable, net	1,415,671	784,174
Settlement processing assets	3,353,347	1,476,543
Prepaid expenses and other current assets	1,043,895	802,018
Current assets of discontinued operations	—	1,203,534
Total current assets	11,674,225	12,602,671
Goodwill	27,082,588	17,076,624
Other intangible assets, net	20,175,777	4,231,227
Property and equipment, net	2,012,243	1,501,763
Deferred income taxes	340,769	171,430
Notes receivable	829,403	816,810
Other noncurrent assets	2,139,836	1,868,788
Noncurrent assets of discontinued operations	—	15,069,171
Total assets	$64,254,841	$53,338,484

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Settlement lines of credit	$1,010,304	$345,007
Current portion of long-term debt	1,582,335	1,920,792
Accounts payable and accrued liabilities	3,729,351	2,542,627
Settlement processing obligations	5,792,784	1,720,608
Income taxes payable	2,632,200	117,509
Current liabilities of discontinued operations	—	810,301
Total current liabilities	14,746,974	7,456,844
Long-term debt	20,984,465	19,541,512
Deferred income taxes	2,733,850	1,605,504
Other noncurrent liabilities	1,114,971	522,121
Noncurrent liabilities of discontinued operations	—	433,022
Total liabilities	39,580,260	29,559,003
Commitments and contingencies
Redeemable noncontrolling interests	211,073	201,003
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at March 31, 2026 and December 31, 2025; 273,396,831 shares issued and outstanding at March 31, 2026 and 236,692,592 shares issued and outstanding at December 31, 2025	—	—
Paid-in capital	19,919,419	17,078,652
Retained earnings	4,068,198	5,936,322
Accumulated other comprehensive loss	(195,254)	(126,207)
Total Global Payments shareholders’ equity	23,792,363	22,888,767
Nonredeemable noncontrolling interests	671,145	689,711
Total equity	24,463,508	23,578,478
Total liabilities, redeemable noncontrolling interests and equity	$64,254,841	$53,338,484

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025

Cash flows from operating activities:
Net income (loss)	$(1,779,052)	$312,772
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	117,600	122,839
Amortization of acquired intangibles	747,157	329,269
Amortization of capitalized contract costs	24,821	34,424
Share-based compensation expense	21,486	39,740
Provision for operating losses and credit losses	34,650	19,950
Noncash lease expense	14,972	14,162
Deferred income taxes	(1,035,701)	(70,737)
Paid-in-kind interest capitalized to principal of notes receivable	(16,339)	(19,499)
Equity in income of equity method investments, net of tax	(19,853)	(18,286)
Distributions received on investments	—	7,512
Gain on business disposition	(22,174)	(3,993)
Other, net	44,806	19,338
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	44,178	(36,734)
Prepaid expenses and other assets	(193,470)	(93,552)
Income taxes payable	2,474,328	79,318
Accounts payable and other liabilities	(746,230)	(181,399)
Net cash provided by (used in) operating activities	(288,821)	555,124
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(1,389,248)	(49,886)
Capital expenditures	(261,336)	(127,577)
Principal payment received on notes receivable	4,375	4,375
Net cash from sales of businesses	7,362,347	—
Net cash provided by (used in) investing activities	5,716,138	(173,088)
Cash flows from financing activities:
Changes in funds held for customers	(18,451)	(58,461)
Changes in settlement processing assets and obligations, net	(534,818)	479,153
Net borrowings from settlement lines of credit	675,874	223,216
Net borrowings from commercial paper notes	1,077,072	867,582
Proceeds from long-term debt	4,667,951	1,551,000
Repayments of long-term debt	(13,618,554)	(2,546,613)
Payments of debt issuance costs	(8,663)	—
Repurchases of common stock	(549,931)	(446,286)
Proceeds from stock issued under share-based compensation plans	4,734	6,340
Common stock repurchased - share-based compensation plans	(31,468)	(36,006)
Distributions to noncontrolling interests	(6,013)	(10,327)
Dividends paid	(68,246)	(61,124)
Net cash used in financing activities	(8,410,513)	(31,526)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8,732)	61,790
Increase (decrease) in cash, cash equivalents and restricted cash	(2,991,928)	412,300
Cash, cash equivalents and restricted cash, beginning of the period	9,116,414	2,735,975
Cash, cash equivalents and restricted cash, end of the period	$6,124,486	$3,148,275

Exhibit 99.1
SCHEDULE 5
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2026
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,969,682	$54,259	$(167,652)	$—	$—	$2,856,289

Operating income (loss)	$(15,646)	$19,259	$(1)	$1,137,015	$—	$1,140,627

Net income (loss) attributable to Global Payments	$(1,799,878)		$(1)	$1,155,241	$1,453,574	$808,936

Diluted earnings (loss) per share attributable to Global Payments:	$(6.59)					$2.96

Diluted weighted-average shares outstanding	273,223					273,223

	Three Months Ended March 31, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,820,318	$598,514	$(214,004)	$—	$—	$2,204,828

Operating income	$371,959	$98,926	$294	$462,708	$—	$933,887

Net income attributable to Global Payments	$305,734		$294	$459,742	$(100,479)	$665,292

Diluted earnings per share attributable to Global Payments:	$1.24					$2.69

Diluted weighted-average shares outstanding	247,160					247,160

----------------------------------------------------------------------------------

(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also include Intersegment eliminations for services provided by discontinued operations to our Merchant Solutions segment.

(2)For the three months ended March 31, 2026, earnings adjustments to operating income (inclusive of discontinued operations) include $759.0 million in cost of services (COS) and $400.2 million in selling, general and administrative expenses (SG&A). Adjustments to COS include amortization of acquired intangibles of $747.0 million, acquisition, integration and separation expenses of $0.2 million, and other items of $11.8 million. Adjustments to SG&A include acquisition, integration and separation expenses of $291.2 million, facilities exit charges of $1.7 million, charges for business transformation activities of $95.9 million, modernization charges of $1.3 million, employee termination benefits of $6.8 million, and other items of $3.3 million.

For the three months ended March 31, 2026, earnings adjustments to operating income also include the elimination of a $22.2 million gain on business dispositions for Discontinued Operations.

For the three months ended March 31, 2025, earnings adjustments to operating income (inclusive of discontinued operations) include $329.3 million of amortization of acquired intangibles in cost of services (COS) and $137.4 million in selling, general and administrative expenses (SG&A). Adjustments to SG&A include acquisition, integration and separation expenses of $28.4 million, facilities exit charges of $4.7 million, charges for business transformation activities of $66.3 million, modernization charges of $9.3 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $10.4 million.

For the three months ended March 31, 2025, earnings adjustments to operating income also include the elimination of a $4.0 million gain on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. For the three months ended March 31, 2026, income taxes on adjustments include the removal of $1,573.8 million in tax charges related to discontinued operations.

See "Non-GAAP Financial Measures" discussion on Schedule 6.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 6
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2026 Growth
Revenues:
GAAP revenues		~73%
Adjustments incl Worldpay Proforma(1)		~(69)%
FX impact		(0.5)%
Constant currency (CC) adj net revenue		3.5%
Dispositions		~1.5%
CC adjusted net revenue excluding dispositions		5%

Earnings Per Share:
GAAP diluted EPS	(68)%	to	(70)%
Adjustments(2)		~83%
FX impact		-
CC adjusted EPS	13%	to	15%

(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Net revenue adjustments also include the effect of discontinued operations.

(2)Adjustments to 2025 GAAP diluted EPS include the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $4.42, 3) acquisition, integration, and separation expense of $1.06, 4) charges for business transformation activities of $1.27, 5) employee termination benefits of $0.10, 6) modernization charges of $0.12, 7) facilities exit charges of $0.06, 8) goodwill impairment of $0.11, 9) gain/loss on business dispositions of $(0.49), 10) add back of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations of $(1.43), 11) other income and expense of $0.19, 12) equity method investment earnings from our interest in a private equity investment fund of $(0.20), 13) discrete tax items of $1.18, 14) other items of $0.04, 15) the effect of noncontrolling interests and income taxes, as applicable.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income, and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, acquisition, integration, separation and transformation expense, gains or losses on business dispositions, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedule 5. In addition depreciation expense of certain acquired technology assets is also excluded, as it is a noncash expense and, based on its nature, is impacted by future integration initiatives. Excluding such depreciation expense supplements GAAP information with a measure that can be used to assess the comparability of operating performance across periods, as such assets were recognized as part of acquisition accounting. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments include the removal of tax charges related to business dispositions.

Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue.